                          THIRD AMENDMENT AND WAIVER TO
                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

         THIRD AMENDMENT AND WAIVER, DATED AS OF OCTOBER __, 1999 (THE "AMENDMENT AND WAIVER"), to the DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of June 1, 1999, among LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, each of the Company's Subsidiaries listed on the signature pages thereto, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (collectively and together with the Company, the "BORROWERS"), THE LOEWEN GROUP INC., a corporation organized under the laws of the Province of British Columbia, Canada ("TLGI"), FIRST UNION NATIONAL BANK ("FIRST UNION"), each of the other financial institutions party thereto (together with First Union, the "LENDERS") and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders (in such capacity, the "AGENT"):

                              W I T N E S S E T H:

         WHEREAS, the Borrowers, TLGI, the Lenders and the Agent are parties to that certain Debtor-In-Possession Credit Agreement, dated as of June 1, 1999, as amended by that certain First Amendment to Debtor-In-Possession Credit Agreement, dated as of July 16, 1999, that certain Waiver Letter, dated August 19, 1999 and that certain Second Amendment to Debtor-In-Possession Credit Agreement, dated as of August 24, 1999 (as the same may be further amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, as used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein; and

         WHEREAS, the Borrowers have defaulted in the performance of certain financial covenants under the Credit Agreement and, as a consequence, certain Defaults have occurred and are continuing under the Credit Agreement and the Loan Documents; and

         WHEREAS, the Borrowers and TLGI have requested that the Agent and the Lenders waive such Defaults and the Agent and the Lenders have agreed to such waivers, subject to the express terms and conditions of this Amendment and Waiver; and

         WHEREAS, the Borrowers have requested that the Agent and the Lenders modify certain provisions of the Credit Agreement in respect of assets sales.

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         NOW, THEREFORE, it is agreed:

I. WAIVER. (a) The Agent and the Lenders hereby waive the following Defaults which have occurred and are continuing under the Credit Agreement and the Loan Documents:

(i) Failure to comply with Section 7.24 of the Credit Agreement for the month of August 1999.

(ii) Failure to comply with the limitation on repayments of non-compete obligations set forth in Section 7.33(x) of the Credit Agreement for the months of June, July and August 1999.

         (b) The Agent and the Lenders hereby temporarily waive, during the period from the date hereof through November 15, 1999 only, the following Defaults which have occurred and are continuing under the Credit Agreement and the Loan Documents:

(i) Failure to comply with the Sections 7.22 and 7.31 for the month of September 1999.

(ii) Failure to comply with the limitation on repayments of non-compete obligations set forth in Section 7.33(x) of the Credit Agreement for the month of September 1999.

I.       AMENDMENTS. The Credit Agreement is hereby amended as follows:

         (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition immediately after the definition of the term "Default":

         "DE MINIMIS ASSET SALE" means the sale by any Borrower or any of its Subsidiaries to any Person other than any of the Borrowers or any of their wholly-owned Subsidiaries of (i) any of the stock of any Subsidiary of such Borrower, (ii) substantially all of the assets of any division or line of business of any Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of such Borrower or any of its Subsidiaries outside of the ordinary course of business, in each case to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to or less than $2,000,000."

         (b) The definition of the term "Asset Sales" appearing in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the two provisos appearing at the end thereof and (ii) inserting in lieu thereof the following:
"PROVIDED, however, that the term "Asset Sale" shall not include any De Minimis Asset Sale."

         (c) The definition of the term "Net Asset Sale Proceeds" appearing in
Section 1.1 of the Credit Agreement is hereby amended by (i) inserting immediately after the term "Asset Sale" appearing in the first line thereof the words "or De Minimis Asset Sale, as the case may be," and (ii) inserting immediately after the term "Asset Sale" appearing in the third, fourth, fifth and eighth lines thereof the words "or De Minimis Asset Sale".

         (d) Section 2.10(b)(i) of the Credit Agreement is hereby amended by (i) inserting the following sentence at the end thereof: "Notwithstanding anything to the contrary set forth herein, Aggregate Commitment reductions pursuant to this Section arising from De Minimis Assets Sales in accordance with Section 7.15(b) shall occur within 30 days of the last Business Day of each calendar quarter." and (ii) inserting immediately after the term "Asset Sales" appearing in the third, eleventh, fifteenth and last lines thereof the words "(and De Minimis Asset Sales to the extent required pursuant to Section 7.15(b))".

         (e) Section 7.1(b)(vi) of the Credit Agreement is hereby amended by adding the following phrase at the end thereof: ", together with a detailed status report with respect to all pending Asset Sales, including De Minimis Asset Sales, and a list of all Asset Sales and De Minimis Asset Sales consummated during the preceding twelve months."

         (f) Section 7.1(l) is hereby amended by inserting the following phrase immediately after the words "Asset Sale" appearing in the ninth line thereof:
"(and De Minimis Asset Sale, to the extent that consent is required with respect to such De Minimis Asset Sale or such De Minimis Asset Sale gives rise to an Aggregate Commitment reduction in accordance with Section 7.15(b))".

         (g) Section 7.15 of the Credit Agreement is hereby amended by (i) inserting the subsection symbol "(a)" immediately following the Section heading thereof and (ii) inserting the following subsection at the end thereof:

         "(b) Notwithstanding anything to the contrary contained herein, (i) if the total of all De Minimis Asset Sales in any twelve month period is less than $10,000,000, the provisions of Section 2.10(b) with respect to Aggregate Commitment reductions shall not apply to and the consent of the Required Lenders under Section 7.15(a) shall not be required in respect of any De Minimis Asset Sale occurring during such period, (ii) if the total of all De Minimis Asset Sales in any twelve month period is greater than $10,000,000 but is less than $25,000,000, the provisions of Section 2.10(b) with respect to Aggregate Commitment reductions shall apply to and the consent of the Required Lenders under Section 7.15(a) shall not be required in respect of any De Minimis Asset Sale occurring during such period following the point at which the total of all De Minimis Asset Sales exceeds $10,000,000, and (iii) if the total of all De Minimis Asset Sales in any twelve month period is greater than $25,000,000, the provisions of Section 2.10(b) with respect to Aggregate Commitment reductions shall apply to and the consent of the Required Lenders under Section 7.15(a) shall be required in respect of any De Minimis Asset Sale occurring during such period following the point at which the total of all De Minimis Asset Sales exceeds $25,000,000."

I. CONDITIONS TO EFFECTIVENESS. This Amendment and Waiver shall not become effective (the "EFFECTIVE DATE") until (i) the date on which this Amendment and Waiver shall have been executed by the Borrowers, TLGI, the Lenders and the Agent, and the Agent shall have received evidence satisfactory to it of such execution, (ii) the documents and agreements identified in Section 3 hereof shall have been received by the Agent, and
(iii) the U.S. Court shall have entered an order authorizing the execution of this Amendment and Waiver by the Borrowers.

II. COSTS AND EXPENSES. The Borrowers agree that their obligations set forth in Section 10.7 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment and Waiver.

III. LIMITED AMENDMENT AND WAIVER. This Amendment and Waiver shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or
(b) to prejudice any right or rights which the Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment and Waiver.

IV. COUNTERPARTS. This Amendment and Waiver may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

V. GOVERNING LAW. This Amendment and Waiver shall in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

                  [Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed as of the day and the year first above written.

                                            LOEWEN GROUP INTERNATIONAL, INC.


                                            By:  _______________________________
                                            Name:
                                            Title:

                                            EACH OF THE ENTITIES LISTED ON
                                            SCHEDULE A TO THE CREDIT AGREEMENT


                                            By:  _______________________________
                                                   on behalf of each of the
                                                   entities listed on Schedule A
                                                   to the Credit Agreement

                                            Name:
                                            Title:

                                            THE LOEWEN GROUP INC.


                                            By:_________________________________
                                            Name:
                                            Title:

                                            FIRST UNION NATIONAL BANK,
                                            INDIVIDUALLY AND AS ADMINISTRATIVE
                                            AGENT


                                            By:  _______________________________
                                            Name:
                                            Title:


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                                            BANK OF SCOTLAND


                                            By:  _________________________
                                            Name:
                                            Title:

                                            THE CIT GROUP/BUSINESS CREDIT, INC.


                                            By:  _________________________
                                            Name:
                                            Title:

                                            BANKERS LIFE & CASUALTY CO.
                                            By:  Conseco Capital Management,
                                                 as investment advisor


                                            By:  _________________________
                                            Name:
                                            Title:

                                            CREDIT AGRICOLE INDOSUEZ


                                            By:  _________________________
                                            Name:
                                            Title:

                                            By:  _________________________
                                            Name:
                                            Title:

                                            FOOTHILL CAPITAL CORPORATION


                                            By:  _________________________
                                            Name:
                                            Title:

                                            GENERAL ELECTRIC CAPITAL CORPORATION


                                            By:  _________________________
                                            Name:
                                            Title:

                                            GMAC BUSINESS CREDIT


                                            By:  _________________________
                                            Name:
                                            Title:

                                            MELLON BANK, N.A.


                                            By:  _________________________
                                            Name:
                                            Title:

                                            PPM FINANCE, INC.


                                            By:  _________________________
                                            Name:
                                            Title:

                                            GREEN TREE FINANCIAL SERVICING CORP.


                                            By:  _________________________
                                            Name:
                                            Title:

                                            GOLDMAN SACHS CREDIT PARTNERS L.P.


                                            By:  _________________________
                                            Name:
                                            Title:

                                            BARCLAYS BANK PLC


                                            By:  _________________________
                                            Name:
                                            Title:

                                            COAST BUSINESS CREDIT


                                            By:  _________________________
                                            Name:
                                            Title:

                                            SOVEREIGN BANK


                                            By: _________________________
                                            Name:
                                            Title: